Exhibit 10.2

SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT (this "Amendment"), is dated July 7, 2008 (but is effective retroactively to June 30, 2008), and is entered into by and between DELPHAX TECHNOLOGIES CANADA LIMITED, an Ontario corporation (the "Borrower"), and WELLS FARGO FINANCIAL CORPORATION CANADA (the "Lender").

RECITALS

The Borrower and the Lender are parties to a Credit and Security Agreement dated as of September 10, 2007 (as amended from time to time, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

The Parent has requested that the US Credit Agreement be amended to, among other things, modify certain financial covenants applicable to the Parent and its subsidiaries.

As a condition to agreeing to amend the US Credit Agreement, Wells Fargo US has, among other things, required that pricing be increased on all credit facilities between the Parent and its subsidiaries and Wells Fargo US and its affiliates.

Accordingly, the Borrower and the Lender have agreed to amend the Credit Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

"Canadian Borrowing Base" means at any time the lesser of:

(a) The Canadian Maximum Line Amount; or

(b) Subject to change from time to time in the Lender's sole discretion, the sum of:

(i) the lesser of (A) the product of the Canadian Inventory Advance Rate times the US Dollar Equivalent of the cost of Eligible Inventory located at locations owned or leased by the Borrower in Canada or (B) or seventy-five percent (75%) of the appraised Net Orderly Liquidation Value of such Eligible Inventory (which seventy-five percent (75%) rate shall decrease by two percent (2%) per month on the last Business Day of the first week of each month, beginning July 3, 2008), less the Borrowing Base Reserve applicable to the Borrower, less

(v) Indebtedness that the Borrower owes to the Lender that has not yet been advanced on the Canadian Revolving Note, and the dollar amount that the Lender in its reasonable discretion then determines to be a reasonable determination of the Borrower's credit exposure with respect to any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement between the Borrower and the Lender that is not described in Article II of this Agreement.

"Floating Rate" means, effective as of May 1, 2008, an annual interest rate equal to the sum of the Prime Rate plus two and one-half percent (2.50%), which interest rate shall change when and as the Prime Rate changes.

(d) The Lender may, no more than once every six months, obtain at the Borrower's expense, whether there is an existing Default or Event of Default or not, an appraisal of the Collateral by an appraiser acceptable to the Lender in its sole discretion.
      The conditions precedent set forth in the Second Amendment to Credit Security Agreement dated as of June 30, 2008, between the Parent and Wells Fargo US shall have been satisfied.
      Such other matters as the Lender may require.
      The Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.
      The execution, delivery and performance by the Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.
      All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO FINANCIAL	DELPHAX TECHNOLOGIES CANADA
CORPORATION CANADA	LIMITED

By: /s/ Nick Scarfo	By: /s/ Gregory S. Furness
Name: NICK SCARFO	Name: Gregory S. Furness
Title: Vice President	Title: Chief Financial Officer

Exhibit A

Exhibit D to Credit and Security Agreement

Compliance Certificate

To: Wells Fargo Financial Corporation Canada
Date: [___________________, 200____]
Subject: Financial Statements

In accordance with our Credit and Security Agreement dated as of September 10, 2007 (as amended from time to time, the "Credit Agreement"), attached are the financial statements of Delphax Technologies Inc., which consolidate the results for Delphax Technologies Canada Limited (the "Borrower") as of and for [_________________, 200__ _] (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

A. Preparation and Accuracy of Financial Statements. I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition as of the Reporting Date.

B. Name of Borrower; Merger and Consolidation Related Issues. I certify that:

(Check one)

The Borrower has not, since the date of the Credit Agreement, changed its name or jurisdiction of organization, nor has it consolidated or merged with another Person.

The Borrower has, since the date of the Credit Agreement, either changed its name or jurisdiction of organization, or both, or has consolidated or merged with another Person, which change, consolidation or merger: 0 was consented to in advance by Lender in writing, and/or 0 is more fully described in the statement of facts attached to this Certificate.

C. Events of Default. I certify that:

(Check one)

I have no knowledge of the occurrence of a Default or an Event of Default under the Credit Agreement, except as previously reported to the Lender in writing.

I have knowledge of a Default or an Event of Default under the Credit Agreement not previously reported to the Lender in writing, as more fully described in the statement of facts attached to this Certificate, and further, I acknowledge that the Lender may under the terms of the Credit Agreement impose the Default Rate at any time during the resulting Default Period.

D. Litigation Matters. I certify that:

(Check one)

I have no knowledge of any material adverse change to the litigation exposure of the Borrower or any of its Affiliates or of any Guarantor.

I have knowledge of material adverse changes to the litigation exposure of the Borrower or any of its Affiliates or of any Guarantor not previously disclosed in Schedule 5.7, as more fully described in the statement of facts attached to this Certificate.

Salaries. The Borrower has has not paid excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation, or increase the salary, bonus, commissions, consultant fees for any current or former Director or Officer or other compensation of any Director, Officer or consultant who is or ever was a Director or Officer, or any member of their families, by more than ten percent (10%) in any one year, either individually or for all such persons in aggregate other than in accordance with and subject to the conditions and limitations of the written Management Incentive Plan in effect on the date of the Credit Agreement that was delivered to the Lender, and which has has not been altered or revised such plan except as agreed to be the Lender, and as a consequence the Borrower  is  is not in compliance with Section 6.7 of the Credit Agreement.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

DELPHAX TECHNOLOGIES CANADA LIMITED
By:
Name:
Title:	Its Chief Financial Officer